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                                                                     EXHIBIT 10E

                                   Amendment

                                      to

                  NONELECTIVE DEFERRED COMPENSATION AGREEMENT

          THIS AGREEMENT entered into by and between Sizeler Property Investors, Inc., a Delaware corporation qualified as a real estate investment trust ("SPI"), with principal offices at 2542 Williams Boulevard, Kenner, Louisiana, and Sidney W. Lassen, an individual residing in _______________, Louisiana ("Executive"), as of August 3, 2000.

                                   RECITALS

          A. SPI entered into a Nonelective Deferred Compensation Agreement with the Executive as of May 6, 1994 (the "Original Agreement").

          B. SPI wishes to amend the Original Agreement to conform it to the Severance Agreement entered into by and between SPI and Executive as amended and restated effective as of the date of this agreement.

          NOW, THEREFORE, SPI and Executive agree that the Original Agreement shall be and it is amended as follows, effective August 3, 2000:

          1. Section 1.08 of the Original Agreement is amended to read as follows:

                       1.08 "Severance Agreement" shall mean the Severance Agreement entered into by and between SPI and Executive, as amended and restated effective August 3, 2000.

          2. Section 4.04 of the Original Agreement is amended to read as follows:

                       4.04 Executive's interest in his Account shall
               automatically become fully vested upon the termination of Executive's employment with SPI under such circumstances and at such time as would, under the terms of Executive's Severance Agreement with SPI, entitle Executive to a Severance Benefit as defined in paragraph 6.3.2 of the Severance Agreement. This
               Section 4.04 shall apply whether or not the Severance Agreement remains in effect on the date of the termination of Executive's employment with SPI. Paragraph 6 of the Severance Agreement is attached as an appendix to this Agreement.
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          3.   The appendix to the Original Agreement is deleted and the
appendix at the end of this agreement, titled "Appendix as Amended Effective August 3, 2000," is substituted in its place.

          IN WITNESS WHEREOF, this agreement is executed as of the date first written above.

                               SIZELER PROPERTY INVESTORS, INC.


                               by________________________________



                               __________________________________
                                    Sidney W. Lassen

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                  NONELECTIVE DEFERRED COMPENSATION AGREEMENT

                 Appendix as Amended Effective August 3, 2000
                 --------------------------------------------


               6.  Change in Control.
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                     6.1        Definitions.  For the purposes of this
                                -----------
paragraph 6 and paragraph 7, the following definitions shall apply:

                         6.1.1  "Adverse Circumstances" shall mean any of the
following sets of circumstances surrounding the termination of Executive's employment with SPI after a Change in Control:

                                6.1.1(A)  The termination or notice of
termination of Executive's employment with SPI without Breach of Duty.

                                6.1.1(B)  The assignment to Executive of any
duties inconsistent with his status as an executive of SPI, the removal of Executive from the position he held before the Change in Control of SPI, or a substantial diminution in the nature or status of Executive's responsibilities from those in effect immediately before the Change in Control.

                                6.1.1(C)  A reduction by SPI in Executive's
annual base salary as in effect on the date immediately before the Change in Control or as the same may be increased from time to time.

                                6.1.1(D)  Either the relocation of the executive
office of SPI or the relocation of Executive's individual office in Kenner, Louisiana, to a location outside of the New Orleans Standard Metropolitan Statistical Area (SMSA) so as to require Executive to be based anywhere other than in the New Orleans SMSA except for required travel on the business of SPI and its Subsidiaries to an extent substantially consistent with Executive's present business travel obligations.

                         6.1.2  "Breach of Duty" shall mean a determination by
two-thirds of SPI's Continuing Directors of Executive's willful breach of duty in the course of his employment that is demonstrably and materially injurious to SPI, monetarily or otherwise, or that Executive neglected his employment duties. For purposes of this paragraph 6, no act, or failure to act, on Executive's part shall be deemed willful unless done, or omitted to be done, in bad faith and without Executive's reasonable belief that the action or omission was in the best interest of SPI. Notwithstanding the foregoing, Executive's employment shall not be deemed to have terminated for Breach of Duty unless and until there shall have been delivered to him a copy of a resolution duly adopted by the requisite vote of the Continuing Directors at a meeting of the Continuing Directors called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Continuing Directors), finding that in the good faith opinion of the Continuing Directors
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Executive was guilty of conduct set forth above in this paragraph 6.1.2 and specifying the particulars of such conduct in detail.


                         6.1.3  "Change in Control" shall mean:

                                6.1.3(A)  On or after the date of execution of
this agreement, any person (which, for all purposes this paragraph 6, shall include, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative) (a "Person") or any group of two or more Persons acting in concert who or that becomes the beneficial owner, directly or indirectly, of securities of SPI representing, or acquires the right to control or direct, or to acquire through the conversion of securities or the exercise of warrants or other rights to acquire securities, 25 percent or more of the combined voting power of SPI's then outstanding securities; provided that for the purposes of this agreement, (i) "voting power" means the right to vote for the election of directors, and (ii) any determination of percentage of combined voting power shall be made on the basis that all securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group that are convertible into securities carrying voting rights have been converted (whether or not then convertible) and all options, warrants, or other rights that may be exercised to acquire securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group have been exercised (whether or not then exercisable), and no such convertible securities have been converted by any other Person and no such options, warrants, or other rights have been exercised by any other Person and provided further that "Person" shall not include SPI, any Subsidiary of SPI, any employee benefit plan of SPI or any Subsidiary of SPI, any entity holding shares of Common Stock organized, appointed, or established by SPI or any of its Subsidiaries for or pursuant to the terms of any such plan, Sidney W. Lassen, together with his spouse, descendants, and any trust established for the benefit of Sidney W. Lassen, his spouse, and descendants or any one or more of them, or SRC; or

                                6.1.3(B)  at any time subsequent to the date of
execution of this agreement there shall be elected or appointed to the Board any director or directors whose appointment or election to the Board or nomination for election by SPI's stockholders was not approved by a vote of at least a majority of the directors then in office who were directors on the date of execution of this agreement or whose election or appointment or nomination for election was previously so approved ("Continuing Directors"); or

                                6.1.3(C)  a reorganization, merger,
consolidation, combination, corporate restructuring, or similar transaction (an "Event"), in each case, in respect of which the beneficial owners of the outstanding SPI voting securities immediately prior to such Event do not, following such Event, beneficially own, directly or indirectly, more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of SPI and any resulting Parent in substantially the same proportions as their ownership, immediately prior to such Event, of the outstanding SPI voting securities.

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                         6.1.4  "Code" shall mean the Internal Revenue Code of
1986, as amended.

                         6.1.5  "Common Stock" shall mean the common stock, par
value $.01 per share, of SPI.

                         6.1.6  "Continuing Director" shall have the meaning
given in paragraph 6.1.3(B).

                         6.1.7  "Parent" shall mean any entity that directly or
indirectly through one or more entities owns or controls more than 50 percent of the voting stock or Common Stock of SPI.

                         6.1.8  "Subsidiary" shall mean any entity 50 percent or
more of the equity securities of which is owned or controlled, directly or indirectly, by SPI.

                     6.2        Effect of Change in Control. Paragraph 6.3 shall
                                ---------------------------
apply to determine SPI's and Executive's rights and obligations under this agreement if Executive's employment with SPI terminates other than by reason of death or Disability (as defined in paragraph 5.1.4) within 24 months following a Change of Control of SPI and either (i) this agreement has not been terminated before such termination of employment, or (ii) SPI had terminated this agreement under paragraph 5.1.1(B) coincident with or following the Change in Control.

                     6.3        Rights and Obligations upon Termination of
                                ------------------------------------------
Employment Other Than by Reason of Death or Disability Following a Change in
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Control of SPI. The following provisions shall apply under the circumstances
--------------
described in paragraph 6.2:

                         6.3.1  Should SPI terminate Executive's employment for
Breach of Duty or should Executive's employment with SPI terminate under circumstances other than those described above as Adverse Circumstances, SPI shall pay Executive's base salary through the date of termination of employment at the rate in effect at the time notice of termination is given and shall pay any amounts to which Executive is entitled at date of termination of employment under any other compensation plans, programs, or agreements then in effect, and SPI shall have no further obligations to Executive under this agreement.

                         6.3.2  Should Executive's employment with SPI terminate
under circumstances described above as Adverse Circumstances, then Executive shall be entitled to the payments and benefits described in paragraphs 6.3.2(A) through 6.3.2(E) (the "Severance Benefit") and in paragraph 7, in lieu of any other rights or benefits under this agreement.

                                6.3.2(A)  SPI shall pay to Executive his base
salary through the date of termination of employment at the rate in effect at the time notice of termination is given plus an amount of Executive's normative bonus or award under the incentive plan in effect for the fiscal year in which the date of termination occurs, which amount

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shall be proportionate to the part of the fiscal year elapsed by the date of termination. If the incentive plan is based on a measure of performance such as funds from operations, the normative bonus shall be based on projected performance for the fiscal year in which the date of termination occurs, which, for the purposes of this paragraph 6, shall be calculated by annualizing actual performance measured to the date immediately preceding the date of termination or, if the date of termination occurs in the same year as the Change in Control and if it would result in a larger amount payable, by annualizing actual performance measured to the date immediately preceding the Change in Control. Payment shall be made no later than the fifth business day following the date of termination. SPI shall also pay to Executive all other amounts to which Executive is entitled at the date of termination of employment under any compensation plans, programs, or agreements then in effect. For purposes of this agreement, a "business day" means a day that is not a Saturday, Sunday, or legal holiday on which banks may remain closed in New Orleans, Louisiana.

                                6.3.2(B)  SPI shall also pay to Executive a
severance payment (the "Severance Payment") that will equal three times the total of: (i) the base annual salary payable to Executive at the rate in effect on the date of Change in Control or notice of termination of employment, whichever is greater, (ii) one-half of the total amount that was, during the 24-month period preceding the Change in Control or date of termination, whichever is greater, credited to Executive as a nonelective deferral under any deferred compensation arrangement between SPI and Executive, (iii) one-half of the total amount of any bonuses or awards paid to Executive as an employee of SPI during the 24-month period preceding the date of Change in Control or date of termination, whichever is greater, including any bonus or award paid in the forms of shares of Common Stock of SPI, but excluding any bonus or award paid in the form of options relating to securities of SPI; and (iv) the amount SPI would contribute for Executive for a full year to the qualified defined contribution plans maintained by SPI as in effect immediately before the Change in Control (or, if it would result in a larger amount payable, immediately before the date of termination), assuming Executive's pay for the year were equal to the sum of the base salary taken into account under clause (i) plus the amount of bonus or award taken into account under clause (iii), and Executive elected to make the maximum deferral contribution allowable under the plans for the year (without regard to the actual deferral percentage test). For the purposes of the preceding sentence, shares of Common Stock of SPI shall be taken into account at their value on the date of the bonus or award as determined under the terms of the plan under which the bonus or award was paid or, if the plan does not provide for such a valuation, as determined in good faith by the Board of Directors of SPI; and if Executive was not in the employ of SPI for a full 24 months preceding the date of termination, the amounts taken into account under clauses (ii) and (iii) of the preceding sentence shall be, rather than one-half of the 24 month total, the full amount paid or credited, as applicable, during the 12 month period preceding the Change in Control or date of termination, whichever is greater under the given case. SPI shall pay the Severance Payment in a lump sum no later than the fifth business day following the date of termination.

                                6.3.2(C)  SPI shall also pay to Executive an
amount equal to all reasonable legal fees and expenses incurred by Executive as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such

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termination or in seeking to obtain or enforce any right or benefit provided by this agreement, whether or not Executive is successful).

                                6.3.2(D)  SPI shall arrange to provide Executive
with life, disability, accident, and health insurance benefits substantially similar to those Executive was receiving or entitled to receive from SPI immediately before termination (including, if applicable, family health insurance coverage); such provision shall continue until the expiration of the 36-month period following the date of termination of Executive's employment or until, if earlier, the date upon which Executive becomes eligible for comparable benefits in connection with subsequent employment. If such coverage is not available under plans maintained by SPI, SPI shall reimburse Executive for his reasonable cost of securing comparable coverage, up to a maximum of $30,000 per year for health insurance coverage and $20,000 per year for all other coverage; to the extent such reimbursement results in taxable income for Executive in excess of the taxable income Executive would have recognized upon receipt of the underlying benefits as an employee of SPI (the "Excess Taxable Income"), SPI shall pay to Executive an additional amount equal to the income and payroll tax liability Executive incurs with respect to the Excess Taxable Income and his receipt of the additional amount. SPI shall pay the additional amount with respect to Excess Taxable Income for a given calendar year no later than the January 10 following that year.

                                6.3.2(E)  SPI shall pay or reimburse Executive
for his reasonable expenses not in excess of $20,000 incurred in his employment search, which may include rental of an office, secretarial support, photocopying, telephone, and other miscellaneous expenses and fees of an employment search advisor; provided however, SPI shall not pay or reimburse Executive for expenses incurred after the earlier of the month in which Executive secures employment and the 24/th/ month following the date of termination.

                     6.4        Termination of Agreement; Survival of Certain
                                ---------------------------------------------
Terms. To the extent it has not terminated earlier under paragraph 5.1.1(B),
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this agreement shall terminate on the date of the termination of Executive's employment under circumstances to which this paragraph 6 applies, subject to the survival of the provisions of paragraphs 6.3, 8, 10, and 15.

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